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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 22, 2013 with respect to the consolidated balance sheet of NorthStar Real Estate Income II, Inc., contained in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-185640) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

New York, New York
December 17, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM